SMITH & COMPANY
                          A PROFESSIONAL CORPORATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                  10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                        SALT LAKE CITY, UTAH 84101
     CERTIFIED PUBLIC ACCOUNTANTS            TELEPHONE:       (801) 575-8297
UTAH ASSOCIATION OF                          FACSIMILE:       (801) 575-8306
     CERTIFIED PUBLIC ACCOUNTANTS            E-MAIL: smith&co@smithandcocpa.com
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November 9, 1998

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC 20549

RE: Green Capital Group, Inc. - SEC File No. 33-55254-14


Ladies and Gentlemen:

We have read Item 4 of the 8-K dated November 6, 1998 for Green Capital Group, Inc. and agree with the statements contained therein.


Very truly yours,


Smith & Company


By:____________________________
     William R. Denney